Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 ---------------- TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

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July 18, 2025

Lyell Immunopharma, Inc.

201 Haskins Way

South San Francisco, CA 94080

Re:	Lyell Immunopharma, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Lyell Immunopharma, Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders identified on Schedule A hereto (the “Selling Stockholders”) of up to 625,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (which gives effect to the Company’s 1-for-20 reverse stock split effected on May 30, 2025), issued as part of the merger consideration pursuant to the Agreement and Plan of Merger, dated as of October 24, 2024 (the “Merger Agreement”), by and among the Company, ImmPACT Bio USA Inc., a Delaware corporation (“ImmPACT Bio”), Inspire Merger Sub Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), and WT Representative LLC, a Delaware limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of ImmPACT Bio securityholders (the “Representative”), pursuant to which the Company acquired ImmPACT Bio through the merger of Merger Sub with and into ImmPACT Bio, with ImmPACT Bio surviving the Merger as the surviving entity and the Company’s indirect, wholly owned subsidiary.

Lyell Immunopharma, Inc.

July 18, 2025

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 of the Company relating to the Shares filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the preliminary prospectus, dated as of the date hereof, which forms a part of and is included in the Registration Statement;

(c) an executed copy of the Merger Agreement;

(d) a specimen certificate evidencing the Common Stock in the form of Exhibit 4.1 to the Registration Statement;

(e) an executed copy of a certificate of Mark Meltz, General Counsel and Corporate Secretary of the Company, as of the date hereof (the “Secretary’s Certificate”);

(f) a copy of certain resolutions of the Board of Directors of the Company adopted on October 22, 2024, certified pursuant to the Secretary’s Certificate;

(g) a copy of the Company’s Amended and Restated Certificate of Incorporation, as in effect on October 22, 2024, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”); and

(h) a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on May 27, 2025, as in effect as of the date of the issuance of the Shares and as of the date hereof, certified by the Secretary of State of the State of Delaware as of July 18, 2025, and certified pursuant to the Secretary’s Certificate (the “Amended Certificate of Incorporation”); and

(i) a copy of the Company’s Amended and Restated Bylaws, as in effect as of the date of issuance of the Shares and as of the date hereof, and certified pursuant to the Secretary’s Certificate (the “Amended and Restated Bylaws”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

Lyell Immunopharma, Inc.

July 18, 2025

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the Merger Agreement and the applicable board resolutions and (ii) the issuance of the Shares has been registered in the Company’s share registry. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate, the Certificate of Incorporation and the Amended Certificate of Incorporation and the factual representations and warranties set forth in the Merger Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a) the Company’s issuance of the Shares did not (i) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Amended Certificate of Incorporation, the Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments); and

(b) the Company’s authorized Common Stock is as set forth in the Amended Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

Lyell Immunopharma, Inc.

July 18, 2025

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

TWG

Schedule A

Selling Stockholder	Total Number of Shares to be Sold
Arkin Bio Capital LP	15,537
Bukwang Pharmaceutical Co., Ltd.	23,501
CFAM 2017 LLC	454
Citadel Multi-Strategy Equities Master Fund Ltd.	45,750
Decheng Capital Global Life Sciences Fund IV, L.P.	96,584
Excellent Capital LLC	1,815
Foresite Capital Fund V, L.P.	70,426
Foresite Capital Opportunity Fund V, L.P.	26,158
Handok Inc.	3,994
Hayan I, L.P.	7,955
Johnson & Johnson Innovation – JJDC, Inc.	13,722
JVC CPF LLC	1,989
Novartis Bioventures Ltd.	54,029
OrbiMed Israel Partners II, LP	51,727
RMGP Bio-Pharma Investment Fund L.P.	43,895
Takeda Ventures, Inc.	13,722
Torrey Coast Ventures, LLC	34,283
venBio Global Strategic Fund IV, LP	118,370
Y&S International Co., Ltd.	1,089
Total	625,000